UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 4, 2010

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	98-0607469 (IRS Employer Identification No.)

80 Rue de Lausanne, CH-1202, Geneva, Switzerland (Address of Principal Executive Offices)	6340 (Zip Code)
Registrant’s telephone number, including area code: 41 22 741 8000
Not applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Executive Vice President, Chief Financial Officer and Treasurer

On May 4, 2010, Foster Wheeler Inc. (“FWI”), a subsidiary of Foster Wheeler AG (the “Company”), and Franco Baseotto, the Company’s Executive Vice President, Chief Financial Officer, and Treasurer, entered into a Second Amendment to Employment Agreement (the “Baseotto Amendment”).  The Baseotto Amendment is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.  The following summary of the Baseotto Amendment is qualified in its entirety by reference to the attached Amendment.

Under the terms of the First Amendment to Employment Agreement (the “First Amendment”), dated January 14, 2010, between Mr. Baseotto and FWI, Mr. Baseotto was entitled to cause FWI to enter into a new addendum to his employment agreement no later than June 30, 2012, providing for long-term arrangements to perform his duties primarily at the Company’s offices in Switzerland, on terms and conditions as set forth in the First Amendment.  The Baseotto Amendment constitutes such new addendum and is substantially consistent with the terms and conditions applicable to the new addendum set forth in the First Amendment.  Pursuant to the terms of the Baseotto Amendment, Mr. Baseotto does not have the right to resign with Good Reason based upon the relocation of our principal executive officers to Geneva, Switzerland in January 2010.

Pursuant to the Baseotto Amendment, Mr. Baseotto will receive an award of $2,500,000 of restricted stock units in May 2010 that will vest ratably over 3 years.  He will also receive a stay bonus equal to 175% of his annual base salary within 30 days of the effective date of the Baseotto Amendment.  The stay bonus will be forfeited and must be repaid to FWI if:  (i) Mr. Baseotto resigns without Good Reason effective prior to June 30, 2011, (ii) (A) prior to June 30, 2011, Mr. Baseotto provides FWI with less than twelve (12) months advance written notice of termination of employment (less than thirty (30) days notice for termination due to a personal catastrophic event) or (B) on or after June 30, 2011 and prior to June 30, 2012, provides FWI with an advance written notice of termination of employment such that the resulting termination date is prior to June 30, 2012, is less than thirty (30) days after the notice for termination due to a catastrophic event, or is less than ninety (90) days after a notice for termination that is not due to a catastrophic event, or (iii) prior to June 30, 2011, Mr. Baseotto is terminated for Cause.

Mr. Baseotto is entitled to be reimbursed for move-related transportation and expenses and certain air travel for himself and his family between the US and Switzerland.  In addition, until the earlier of the date upon which his immediate family relocates to Switzerland or June 30, 2011, he is entitled to receive certain allowances totaling approximately CHF 28,000 per month, and after the earlier of those dates, he will be entitled to allowances totaling approximately CHF 26,000.  Mr. Baseotto will also receive a settling-in allowance of CHF 30,000.  Mr. Baseotto and FWI have agreed to certain tax equalization provisions.

Upon Mr. Baseotto’s termination of employment (other than for Cause) his outstanding stock options will remain exercisable for one year.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 5, 2010, the Company held its annual general meeting of shareholders at its offices in Baar, Swtizerland.  Each of the nominees for re-election or election, as the case may be, as a director of the Company received the requisite number of votes for re-election or election, as the case may be, and each of the other proposals presented at the annual general meeting of shareholders was approved by the requisite number of votes of the Company's shareholders.  The final voting results of the annual general meeting were as follows:

						Broker
			For	Against	Abstentions	Non-Votes
1	.
Re-Election of three directors, for terms
expiring in 2013. (*)
a.		Eugene D. Atkinson	70,475,861	2,734,451	324,543	18,479,104
b.		Steven J. Demetriou	70,985,405	2,222,845	326,605	18,479,104
c.		Stephanie Hanbury-Brown	70,929,564	2,277,546	327,745	18,479,104

Election of a director for term beginning
June 1, 2010, and expiring in 2012.
d.		Robert C. Flexon	71,185,181	2,024,948	324,726	18,479,104

2	.	Re-election of independent auditor	90,805,873	830,636	377,450	0
		for 2010–PricewaterhouseCoopers
		AG

3	.	Ratification of appointment of	90,851,141	738,257	424,561	0
		independent registered public
		accounting firm for 2010–
		PricewaterhouseCoopers LLP

4	.	Approval of 2009 Swiss Annual	90,973,319	238,068	802,572	0
		Report and Statutory Financial
		Statements for fiscal year 2009.

5	.	Discharge of liability for directors	85,921,903	5,023,420	1,068,636	0
		and executive officers for 2009.

6	.	Allocation and release of additional	91,072,338	522,061	419,560	0
		paid-in- capital to reserves.

7	.	Amend Articles of Association to	91,073,320	506,412	434,227	0
		change the seat of Foster Wheeler
		AG.

8	.	Amend Articles of Association to	88,984,553	2,613,038	416,368	0
		eliminate the requirement to list
		citizenship in the share register.

9	.	Amend Articles of Association to	90,093,194	1,140,439	780,326	0
		comply with newly enacted Swiss
		Intermediary-Held Securities Act.

*In addition, the following directors continued to serve after the meeting: Maureen B. Tart-Bezer, Clayton C. Daley, Jr., Edward G. Galante, Raymond J. Milchovich and James D. Woods.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement between Foster Wheeler Inc. and Franco Baseotto, dated as of May 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: May 10, 2010	By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement between Foster Wheeler Inc. and Franco Baseotto, dated as of May 4, 2010.